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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-57063, 333-105675, 333-42366, 333-19403, and 333-103543), in the Registration Statements on Form S-3 (File Nos. 333-32521 and 333-115847), and in the Registration Statement on Form S-4 (File No. 33-41826) of United States Cellular Corporation of our report dated March 11, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 11, 2005 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois

March 11, 2005

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  Exhibit 23.1